As filed with the Securities and Exchange Commission on February 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-2092143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2323 Victory Ave., Suite 1400	Eric L. Nitcher
Dallas, Texas 75219	Executive Vice President, General Counsel
(214) 871-3555	HF Sinclair Corporation
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	2323 Victory Ave., Suite 1400 Dallas, Texas 75219 (214) 871-3555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Agent for Service)

Copy to:

Katherine Terrell Frank

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

PROSPECTUS

HF Sinclair Corporation

DEBT SECURITIES

COMMON STOCK

We may from time to time, in one or more offerings, offer and sell debt securities or common stock.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these securities and the manner in which we will offer these securities. The specific terms of any securities that we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DINO.” The last reported sales price of our common stock on the NYSE on February 25, 2025 was $36.49 per share.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2025.

References herein to HF Sinclair Corporation (“HF Sinclair”) include HF Sinclair and its consolidated subsidiaries. “Our,” “we” and “us” as used in this prospectus refer only to HF Sinclair Corporation and its consolidated subsidiaries or to HF Sinclair or to an individual subsidiary, as the context requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. The specific terms of the securities being offered, if not included in this prospectus or information incorporated by reference herein, will be provided in a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the Commission. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY

We are an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. We own and operate refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. We provide petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. We market our refined products principally in the Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states, and we supply high-quality fuels to more than 1,600 branded stations and license the use of the Sinclair brand at more than 300 additional locations throughout the country. We produce renewable diesel at two of our facilities in Wyoming and our facility in New Mexico. In addition, our subsidiaries produce and market base oils and other specialized lubricants in the United States, Canada and the Netherlands, and export products to more than 80 countries.

Our common stock is listed on the NYSE under the ticker symbol “DINO.” Our principal corporate offices are located at 2323 Victory Ave., Suite 1400, Dallas, Texas 75219 and our telephone number is (214) 871-3555.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Commission (File No. 001-41325). Our filings with the Commission are available to the public through the Internet at the Commission’s website at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We make available free of charge on our Internet website at http://www.hfsinclair.com all of the documents that we file with the Commission as soon as reasonably practicable after we electronically file those documents with the Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the Commission.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information in this prospectus and information previously filed with the Commission. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) after the date of this prospectus until the offering of the securities terminates or we have filed with the Commission an amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the Commission):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025 (File No. 001-41325);

•	our Current Reports on Form 8-K, filed on January 8, 2025, January 23, 2025 and January 24, 2025 (File No. 001-41325); and

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the description of our common stock contained in Exhibit 4.1 to the Current Report on Form 8-K-12B , filed on March  14, 2022, and Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 21, 2024 (File No. 001-41325), including any amendment or report filed for the purposes of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

HF Sinclair Corporation

Attn: Executive Vice President, General Counsel

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

Telephone number: (214) 871-3555

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we incorporate by reference contain certain “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

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the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions;

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in our markets;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products;

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the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at our suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions;

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the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental, health and safety laws and regulations, related reporting requirements and pipeline integrity programs;

•	the availability and cost of our financing;

•	the effectiveness of our capital investments and marketing strategies;

•	our efficiency in carrying out and consummating construction projects, including our ability to complete announced capital projects on time and within capital guidance;

•	our ability to timely obtain or maintain permits, including those necessary for operations or capital projects;

•

our ability to acquire complementary assets or businesses to our existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline;

•	the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks, and the consequences of any such activities or attacks;

v

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uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza and Hezbollah conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital;

•

general economic conditions, including uncertainties regarding trade policies, such as the imposition of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation;

•	limitations on our ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and

•	other business, financial, operational and legal risks and uncertainties detailed from time to time in our Commission filings.

All forward-looking statements included in this prospectus and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. This summary discussion should be read in conjunction with the discussion of the known material risk factors and other cautionary statements under the heading “Risk Factors” included in this prospectus, any prospectus supplement, and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, each incorporated by reference herein. The forward-looking statements speak only as of the date made and, other than as required by securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our subsequently filed Annual Reports on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus, any prospectus supplement and the documents we incorporate by reference.

USE OF PROCEEDS

We currently have no identified use of proceeds for the securities that may be offered pursuant to this prospectus. Any such use of proceeds will be provided in the applicable prospectus supplement. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under that certain indenture, dated April 27, 2022, between us and Computershare Trust Company, N.A., as trustee, as supplemented from time to time, which we refer to herein as the “indenture.” We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture and any supplement thereto. We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the Commission in connection with that offering. Please read “Where You Can Find More Information” and “Documents Incorporated by Reference.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” “our” or “HF Sinclair” are references to HF Sinclair Corporation only.

Ranking

Unless otherwise specified in an applicable prospectus supplement, the debt securities will constitute senior debt and will rank equally with all of our other unsubordinated debt. The indenture does not limit the amount of debt securities that can be issued under the indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the indenture.

We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

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Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities.

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In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Terms

The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates;

•	any right to defer interest payments by extending the interest payment periods and the duration of the extension;

•	if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•	any provisions for the remarketing of the debt securities;

•	any changes or additions to the events of default or covenants;

•

whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the denominations in which we will issue the debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms of any right to convert debt securities into shares of our common stock or other securities or property;

•	whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form;

•	any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

the limitation, if any, on our right to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest; and

•	any other terms of the debt securities.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants

We have agreed to two principal restrictions on our activities for the benefit of holders of the debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under “—Glossary.”

Limitations on Liens

We have agreed that when any debt securities are outstanding, neither we nor any of our Principal Domestic Subsidiaries will create or assume any liens upon any Principal Property or Capital Stock of any of our Principal Domestic Subsidiaries to secure any indebtedness for money borrowed, unless the debt securities (and, if we so determine, any other indebtedness ranking equally with the debt securities) are secured equally and ratably with or prior to the indebtedness secured by the lien, for so long as such indebtedness is secured.

However, this covenant excludes the following liens (“Permitted Liens”):

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subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien or refinancings thereof within 24 months of the acquisition;

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subject to certain limitations, any lien existing on any property at the time of its acquisition or any lien created on property acquired, constructed or improved by us not later than 24 months thereafter;

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subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property, whichever is later;

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subject to certain limitations, any lien existing on any property or stock or other equity interests of an entity at the time it is acquired by us or any Subsidiary, whether through merger, consolidation, purchase of assets or otherwise;

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any mechanic’s or materialmen’s lien or any lien related to workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, and liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business;

•	any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges;

•	liens for taxes or charges which are not delinquent or are being contested in good faith;

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liens due to zoning, planning and environmental laws and ordinances and governmental regulations; minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of our property; easements, exceptions or reservations in any of our property granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of our property, or materially detract from the value of the property subject thereto;

•	any judgment lien the execution of which has been stayed or which has been appealed and secured, and are being contested in good faith;

•	liens on property of any Subsidiary to secure obligations of such Subsidiary to us or another Subsidiary;

•	any lien on current assets created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing;

•	with respect to any series of debt securities, any lien existing on the date of the indenture or the supplemental indenture relating to such series of debt securities;

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liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien;

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liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either; or

•	subject to certain limitations, the renewal, refunding or extension of maturity of certain liens described above.

Notwithstanding the preceding, we and any of our Principal Domestic Subsidiaries may create or assume any lien upon any Principal Property or Capital Stock of any of our Principal Domestic Subsidiaries to secure any indebtedness for money borrowed (other than debt securities issued under the indenture), which lien is not already excepted from this covenant as a Permitted Lien, without securing the debt securities, provided that the aggregate principal amount of all such indebtedness then outstanding secured by such lien and all other similar liens other than Permitted Liens, together with all Attributable Indebtedness then outstanding from sale/leaseback transactions, excluding sale-leaseback transactions permitted in the second and third paragraph under “—Limitations on Sale/Leaseback Transactions” below, does not exceed 15% of our Consolidated Adjusted Net Assets determined at the time of incurrence.

Limitations on Sale/Leaseback Transactions

We have agreed that, for so long as any debt securities are outstanding, neither we nor our Principal Domestic Subsidiaries will enter into any sale/leaseback transactions with regard to any Principal Property, providing for the leasing back to us or a Principal Domestic Subsidiary by a third party for a period of more than three years of such Principal Property which has been or is to be sold or transferred by us or such Principal Domestic Subsidiary to such third party or to any other person.

This covenant has exceptions that permit transactions of this nature under the following circumstances:

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we would be entitled, pursuant to the “Limitations on Liens” covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the debt securities then outstanding; or

•	within 12 months after the effective date of such sale/leaseback transaction, we apply an amount equal to the Attributable Indebtedness from such transaction:

•	to the voluntary retirement of Funded Debt, subject to certain limitations, or

•	to the direct or indirect acquisition, construction, improvement or expansion of another Principal Property, including through acquisition of a Principal Domestic Subsidiary.

In addition, we are permitted to enter into sale/leaseback transactions with Holly Logistic Services, L.L.C., Holly Energy Partners, L.P. and their respective Subsidiaries without any limitations.

Notwithstanding the preceding, we may, and may permit any of our Principal Domestic Subsidiaries to, enter into any sale/leaseback transaction that is not excepted above, provided that the Attributable Indebtedness from such sale/leaseback transaction, together with the aggregate principal amount of then outstanding indebtedness (other than debt securities issued under the indenture) secured by liens (other than Permitted Liens) upon Principal Properties, does not exceed 15% of our Consolidated Adjusted Net Assets determined at the time of such transaction.

Glossary

We define the following terms in the indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

“Attributable Indebtedness” when used with respect to any sale/leaseback transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments, other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights during the remaining term of the lease included in such sale/leaseback transaction including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

“Capital Stock” of any person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Consolidated Adjusted Net Assets” means the total amount of assets of us and our Subsidiaries, less (i) all current liabilities (excluding the amount of those liabilities that are by their terms extendable or renewable at our option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and (ii) total prepaid expenses and deferred charges, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of us and our Subsidiaries, for the most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of us or our Subsidiaries which would, in accordance with generally accepted accounting principles, be classified as long-term debt or finance lease obligations, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“Principal Domestic Subsidiary” means any Subsidiary (i) that has substantially all its assets in the United States and (ii) that owns a Principal Property.

“Principal Property” means any of our or our Subsidiaries’ refineries in the United States. This term excludes any refinery that in our opinion is not material to our and our Subsidiaries’ total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property. This term also excludes any transportation or marketing facilities or assets.

“Subsidiary” means any entity of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership (i) of which we or any one of our Subsidiaries is a general partner and (ii) which is consolidated with us for financial reporting purposes; provided that Holly Logistic Services, L.L.C. and Holly Energy Partners, L.P. and their respective Subsidiaries, for so long as Holly Energy Partners, L.P. is not wholly owned, directly or indirectly, by us, in each case shall be deemed not to be Subsidiaries.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s board of directors.

“wholly owned” means, when used with reference to an entity, an entity of which all of the outstanding Capital Stock (except for qualifying shares) or partnership or similar interests, as applicable, is owned by us or by one or more of our wholly owned Subsidiaries.

Reports

The indenture provides that we will file with the trustee, within 30 days after we are required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said sections, then we will file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations and shall file a copy thereof with the trustee within 30 days after such supplementary and periodic information, documents and reports would have been required to be filed with the Commission.

For purposes of the section under the heading “—Reports”, any such document or report that we file with the Commission via the EDGAR system shall be deemed to be filed with the trustee at the time such documents are filed via EDGAR.

Any and all defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by the indenture shall be deemed cured (and we shall be deemed to be in compliance with the section under the heading “—Reports”) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under the indenture if principal, premium, if any, and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, our or any other person’s compliance with any of the covenants under the indenture, to determine whether such reports, information or documents are filed with the Commission (using the EDGAR filing system or any successor filing system of the Commission) or made publicly available on any website, to examine such reports, information, documents and other reports to ensure compliance with the provisions of the indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Consolidation, Merger and Sale

The indenture provides that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	we are the continuing corporation, or

•

we are not the continuing corporation, but the successor is a corporation, partnership or trust organized and existing under the laws of any U.S. jurisdiction and assumes all of our obligations under the indenture and the debt securities; and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing under the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indenture with respect to a series of debt securities issued under the indenture:

•	our failure to pay interest on any debt security of that series for 30 days;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to make any sinking fund payment for any debt security of that series when due;

•

our failure to perform any of our other covenants or breach of any of our other warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days (or in the case of certain reporting obligations, 180 days) after written notice is given or received as provided in the indenture;

•	certain bankruptcy, insolvency or reorganization events involving us; and

•	any other event of default we may provide for that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of and accrued interest on all the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and accrued interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder.

After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts;

•	any interest on overdue interest, to the extent legally permitted; and

•	all amounts due to the trustee under the indenture, and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity satisfactory to the trustee. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The indenture requires us to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including to:

•	evidence the assumption of our obligations under the indenture and the debt securities by a successor;

•	add further covenants for the benefit of the holders;

•

cure any ambiguity or correct any defect or inconsistency in the indenture, or make any other provision that is not inconsistent with the indenture and does not adversely affect the interests of the holders in any material respect;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	conform the indenture or any debt securities to the description thereof set forth in any prospectus or offering memorandum relating to the initial offering and sale of such debt securities.

We may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium payable on, any debt security;

•	reduce the amount of principal of discounted debt securities payable upon acceleration of maturity due to an event of default;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security; or

•	reduce quorum or voting rights.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indenture with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

We will be discharged from all obligations relating to any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indenture if:

•	all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation, or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities.

To exercise the right of deposit described above, we must pay all other sums payable under the indenture and deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Form, Exchange, Registration and Transfer

Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

We will appoint the trustee as security registrar for the debt securities. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional offices or agencies for transfers and exchanges of any series of debt securities.

We will not be required to:

•

issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice, or

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

Book-Entry and Settlement

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

•

any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms;

•	the manner in which we will pay principal of and any premium and interest on a global debt security; and

•	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Notices

Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

Computershare Trust Company, N.A. is the trustee under the indenture.

If an event of default occurs and is continuing, the trustee will be required in the exercise of its rights and powers to use the degree of care and skill of a prudent person under the circumstances in the conduct of his own affairs. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor trustee in accordance with the provisions of the indenture.

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict, resign or obtain permission of the Commission to continue as trustee, as required under the Trust Indenture Act of 1939.

DESCRIPTION OF COMMON STOCK

We have summarized selected aspects of our common stock below. The summary is not complete. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized common stock consists of 320,000,000 shares, par value $0.01 per share.

Dividend Rights

Each share of our common stock is entitled to participate equally in dividends as and when declared by our Board of Directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to them. Holders of our common stock do not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Liquidation Rights

If we liquidate or dissolve our business, whether voluntarily or involuntarily, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions.

Other Matters

The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for our common stock.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares, par value $1.00 per share, issuable in series. Our Board of Directors can, without action by stockholders, issue one or more series of preferred stock. Our Board of Directors can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Stockholder Proposals and Director Nominations

Our stockholders can submit stockholder proposals and nominate candidates for our Board of Directors if the stockholders follow advance notice procedures described in our amended and restated by-laws. Generally, stockholders must submit a written notice between 90 and 120 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting.

The notice must set forth specific information regarding the stockholder and the proposal or director nominee, as described in our amended and restated by-laws. These requirements are in addition to those set forth in the regulations adopted by the Commission under the Exchange Act.

Proxy Access

Our amended and restated by-laws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated by-laws and subject to the other terms and conditions set forth in our amended and restated by-laws. A stockholder’s proxy access notice must be submitted not less than 120 calendar days before the first anniversary of the date our proxy statement was released to stockholders for the previous year’s annual stockholders’ meeting.

Stockholder Meetings; Action by Written Consent

Pursuant to our amended and restated by-laws, special meetings of stockholders may be called by the Chief Executive Officer or at the request in writing of a majority of our Board of Directors, a majority of the Executive Committee of HF Sinclair, or of stockholders owning at least twenty-five percent (25%) of the outstanding shares of our common stock; provided, however, that each such stockholder (i) is a stockholder of record at the time such stockholder gives the notice required under our amended and restated by-laws and at the time of the special meeting of stockholders, (ii) is entitled to vote at such special meeting of stockholders, and (iii) complies with the notice and other procedures set forth in our amended and restated by-laws. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our amended and restated by-laws. At any special meeting of the stockholders, only such nominations or business may be conducted or considered as shall have been properly brought before the special meeting pursuant to the notice of meeting as described in our amended and restated by-laws.

Our stockholders may act by written consent without a meeting, subject to the requirements in our amended and restated by-laws for setting a record date for the written consent. Any stockholder seeking to have the stockholders authorize or take corporate action must request that our Board of Directors fix a record date. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our amended and restated by-laws.

Size of Board and Vacancies; Removal

Our amended and restated by-laws provide that our Board of Directors will consist of between three and fourteen directors, as determined by resolution of the Board of Directors. Directors are elected to hold office until the next annual meeting. Vacancies on our Board of Directors shall be filled by a majority of the directors then in office.

Our amended and restated by-laws provide that at any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Delaware Anti-takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our Board of Directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder becoming a 15% stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by our Board of Directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203 of the DGCL, these restrictions do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of such directors.

Other Provisions

Our amended and restated by-laws provide that our amended and restated by-laws may be amended or repealed, or new by-laws may be adopted, only by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of our Board of Directors.

Our amended and restated certificate of incorporation also provides that our Board of Directors is expressly authorized to amend or repeal our amended and restated by-laws.

Listing

Our common stock is listed on the NYSE and trades under the symbol “DINO.”

Transfer Agent and Registrar

EQ Shareowner Services is our transfer agent and registrar.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We will include in the prospectus supplement the names of the principal underwriters and the amounts underwritten.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 (the “Securities Act”) with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Dallas, Texas, as our legal counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of HF Sinclair Corporation appearing in HF Sinclair Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of HF Sinclair Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) payable in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Fees and expenses of trustee		**
Miscellaneous		**

Total	$	*

*	Applicable registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**	These fees cannot be estimated at this time because they will depend on the types and amounts of securities offered.

Item 15.	Indemnification of Directors and Officers

HF Sinclair is incorporated under the laws of the State of Delaware.

Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his or her conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

HF Sinclair’s amended and restated certificate of incorporation and amended and restated by-laws provide that HF Sinclair must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was one of HF Sinclair’s directors or officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL (“Section 102(b)”) authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. HF Sinclair’s amended and restated certificate of incorporation limits the liability of its directors to it or its stockholders to the fullest extent permitted by Section 102(b). Specifically, HF Sinclair’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to HF Sinclair or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the Commission, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated by-laws and to provide additional procedural protections.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

We may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

4.1	Indenture, dated as of April 27, 2022, by and between HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed April 27, 2022, File No. 001-41325).

4.2	First Supplemental Indenture, dated as of April 27, 2022, by and between HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed April 27, 2022, File No. 001-41325).

4.3	Second Supplemental Indenture, dated as of December 4, 2023, by and between HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed December 4, 2023, File No. 001-41325).

4.4	Third Supplemental Indenture, dated as of January 23, 2025, by and between HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed January 23, 2025, File No. 001-41325).

4.5	Amended and Restated Certificate of Incorporation of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K12B filed March 14, 2022, File No. 001-41235).

4.6	Amended and Restated By-Laws of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed February 6, 2024, File No. 001-41235).

4.4**	Form of Debt Securities.

5.1*	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature pages).

25.1*	Form T-1 Statement of Eligibility respecting the Indenture.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed either by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 2025.

HF SINCLAIR CORPORATION

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Timothy Go, Atanas H. Atanasov and Vivek Garg, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on February 26, 2025.

Name	Title

/s/ Timothy Go Timothy Go	Chief Executive Officer and President and Director

/s/ Atanas H. Atanasov Atanas H. Atanasov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Vivek Garg Vivek Garg	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Franklin Myers Franklin Myers	Chairman of the Board

/s/ Anne-Marie N. Ainsworth Anne-Marie N. Ainsworth	Director

/s/ Anna C. Catalano Anna C. Catalano	Director

/s/ Leldon E. Echols Leldon E. Echols	Director

Name	Title

/s/ Manuel J. Fernandez Manuel J. Fernandez	Director

/s/ Rhoman J. Hardy Rhoman J. Hardy	Director

/s/ Jeanne Johns Jeanne Johns	Director

/s/ Craig Knocke Craig Knocke	Director

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director

/s/ Ross B. Matthews Ross B. Matthews	Director